Exhibit 10.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 6, 2013, entered into by and among Starstream Entertainment, LLC, a Delaware limited liability company (the “Company”), and the Buyer(s) set forth on the signature pages affixed hereto (individually, a “Buyer” or collectively the “Buyers”).

WITNESSETH:

WHEREAS, on July 19, 2013, the Company and the Buyers entered into a Securities Purchase Agreement (the “SPA”), whereby the Buyers purchased 10% Secured Convertible Promissory Notes with a term of twelve (12) months in the aggregate principal amount of $100,000 at a purchase price of 100% (par); and

WHEREAS, on July 24, 2013, the Company and the Buyers amended and restated the SPA in its entirety, and in connection with such amendment and restatement the Buyers purchased 10% Secured Convertible Promissory Notes with a term of twelve (12) months in the aggregate principal amount of $300,000 at a purchase price of 100% (par); and

WHEREAS, the parties desire to amend and restate the SPA, as amended and restated on July 24, 2013, in its entirety by entering in this Agreement; and

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyers, as provided herein, and the Buyers shall purchase US$1,000,000 principal amount (the “Maximum Amount”) at a purchase price of 100% (par) (the “Purchase Price”) of the Company’s 10% Secured Convertible Promissory Notes with a term of twelve (12) months (the “Notes”); and the total Purchase Price shall be allocated among the Buyer(s) in the respective amounts set forth on the Buyer Omnibus Signature Page(s), affixed hereto (the “Subscription Amount”); and

WHEREAS, the Company intends to enter into a reverse triangular merger with a publicly traded company, to be identified (“Pubco”), the common stock of which (“Pubco Common Stock”) is quoted on the OTC Markets, in which merger Pubco will cancel the outstanding shares of the Company in exchange for shares of Pubco Common Stock (such transaction, or any other transaction that results in the Company and its subsidiaries becoming subsidiaries of Pubco, or substantially all of the assets of the Company and its subsidiaries becoming owned directly or indirectly by, and their business being conducted directly or indirectly by, Pubco, the “Merger”); and

WHEREAS, in anticipation of the Merger, Pubco may conduct a forward or reverse stock split (the “Stock Split”); and

WHEREAS, simultaneously with or prior to the closing of the Merger, Pubco may transfer (i) all of its pre-Merger operating assets and liabilities to a newly formed wholly owned subsidiary (the “Split-Off Subsidiary”), and (ii) all of the outstanding shares of capital stock of the Split-Off Subsidiary to Pubco’s pre-Merger insiders, in exchange for the surrender and cancellation of shares of the Pubco Common Stock held by such persons (the “Split-Off”); and

 WHEREAS, simultaneously with the Merger, Pubco intends to conduct a private placement offering, pursuant to Regulation D and/or Regulation S under the Securities Act and any and all applicable state securities laws (the “PIPE”), for gross proceeds of at least US$500,000 (the “Minimum PIPE”) of Pubco’s convertible securities or common stock (the “PIPE Securities”), at an offering price per share (or per share equivalent as converted) to be determined by the Company (the “PIPE Offering Price”) (the sale of the Notes, the Merger, the Stock Split, the Split-Off and the transactions contemplated thereby are hereinafter referred to as the “Transactions”; the agreements contemplated by the Transactions are hereinafter referred to as the “Transaction Documents”; and the Notes and the Security Agreement are hereinafter referred to as the “Note Documents”); and

WHEREAS, provided the Merger has been consummated, simultaneously upon the closing of the Minimum PIPE, the entire outstanding principal amount of, and interest accrued but unpaid, on the Notes will automatically be converted into the Pubco’s equity securities (the “Conversion Securities”), at a conversion price equal to 75% of the PIPE Offering Price (the “Conversion Price”).

WHEREAS, the aggregate proceeds of the sale of the Notes shall be held in escrow, pending closing of the purchase and sale of the Notes, pursuant to the terms of an escrow agreement, substantially in the form of Exhibit B to this Agreement, between the Company and the Escrow Agent (as defined below) (the “Escrow Agreement”), provided that the Buyers can waive the escrow requirement by wiring the proceeds directly to the Company according to the wire instructions set forth in Section 1(a).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES.

                 (a)           Purchase of Notes.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at Closing (as defined below), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, the Notes in principal amounts set forth on the Buyer Omnibus Signature Page, attached hereto as Annex A, for each Buyer affixed hereto.  The Notes shall be substantially in the form attached as Exhibit A to this Agreement.  Upon Buyer’s execution of this Agreement on the Buyer Omnibus Signature Page and Buyer’s completion of the Accredited Investor Certification, the Investor Profile, the Anti-Money Laundering Information Form, in the form attached as Annex A to this Agreement, and any other documents, agreements, supplements and additions thereto required by the Company (collectively, the “Subscription Documents”) to be completed by the Buyer, the Buyer shall wire transfer the Subscription Amount set forth on its Buyer Omnibus Signature Page, in same-day funds, in accordance with the instructions set forth immediately below, which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith, provided that the Buyers can waive the escrow requirement by wiring the proceeds directly to the Company.

Wire Instructions for the Escrow Account

Bank’s Name and Address:	JP Morgan Chase N.A.
919 Third Avenue
New York, NY 10022
Account #:	3011704177
ABA Routing #:	021000021
SWIFT:	CHASUS33 (for overseas transfers)

Wire Instructions for direct wire to the Company

BANK NAME:
CITIBANK, NY
480 Washington Blvd.
Jersey City, NJ 07311
ABA# 021000089
Swift Code: CITI US33

FIRST CREDIT:
Morgan Stanley Smith Barney
Account Number: 40611172

FURTHER CREDIT:
STARSTREAM ENTERTAINMENT, LLC
Account Number: 486-192570

                         (b)   Closing Date.  The initial closing of the purchase and sale of the Notes (the “Closing”) shall take place as soon as practicable following the satisfaction of the conditions to the Closing set forth herein (or such later date as is mutually agreed to by the Company and the Buyer(s)).  There may be multiple Closings until such time as subscriptions for the sale of the Notes up to the Maximum Amount are accepted (the date of any such Closing is hereinafter referred to as a “Closing Date”).  Each Closing shall occur on a Closing Date at the offices of Ofsink, LLC, 900 Third Avenue, 5th Floor, New York, New York 10022 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

                         (c)   Escrow Arrangements; Form of Payment.  Upon execution hereof by the Buyer and pending the Closing, the Purchase Price shall be deposited in a non-interest bearing escrow account with Ofsink, LLC, as escrow agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement the Purchase Price for the Notes to be issued and sold to the Buyer(s) on such Closing Date, and (ii) the Company shall, as soon thereafter as is practicable, deliver to the Buyer(s), the Note, duly executed on behalf of the Company. The Buyer can waive the foregoing escrow requirements by wiring the Purchase Price directly to the Company on or before the Closing Date.

                         (d)   The Buyer understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for the Notes, in whole or in part, notwithstanding prior receipt by the Buyer of notice of acceptance of this subscription.  If the subscription is rejected in whole or the offering of the Notes is terminated, all funds received by the Company from the Buyer will be immediately returned without interest or offset, and this subscription shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this subscription will continue in full force and effect to the extend this subscription was accepted.

2.              BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as to such Buyer, that:

(a)   Investment Purpose.  Each Buyer is acquiring the Notes, and, upon conversion of the Notes, the Buyer will acquire the Conversion Securities and/or the shares of Pubco Common Stock included therein (the “Conversion Shares”) (collectively, the Notes and the Conversion Securities, the “Securities”)), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act.  The Buyer agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b)   Residence of Buyer.  Each Buyer resides in the jurisdiction set forth on the Buyer Omnibus Signature Page affixed hereto.

(c)   Non-U.S. Person.  If a Buyer is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the Notes on behalf of a person in the United States or a U.S. Person:

(i)        neither the Buyer nor any disclosed principal is a U.S. Person nor are they subscribing for the Notes for the account of a U.S. Person or for resale in the United States and the Buyer confirms that the Notes have not been offered to the Buyer in the United States and that this Agreement has not been signed in the United States;

(ii)  The Buyer (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Notes for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto;

(iii)  the Buyer acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act;

(iv)  the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, understands that the Company is the seller of the Notes and underlying securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  Except as otherwise permitted by Regulation S, the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Notes or underlying securities other than to a non-U.S. Person;

(v)  the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, acknowledges and understands that in the event the Notes are offered, sold or otherwise transferred by the Buyer or if applicable, the disclosed principal for whom the Buyer is acting, to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(vi)  neither the Buyer nor any disclosed principal will offer, sell or otherwise dispose of the Notes or the underlying securities in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or (B) the SEC has declared effective a registration statement in respect of such securities.

(d)   Accredited Investor Status.  The Buyer meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D, and as set forth on the Accredited Investor Certification attached hereto.

(e)   Accredited Investor Qualifications.  The Buyer (i) if a natural person, represents that the Buyer has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Notes, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Buyer is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Buyer is a party or by which it is bound.

(f)   Buyer Relationship with Brokers  Subject to Section 2(h) hereof, the Buyer’s substantive relationship with any broker for the transactions contemplated hereby or subagent thereof (collectively, “Brokers”) through which the Buyer is subscribing for the Notes predates such Broker’s contact with the Buyer regarding an investment in the Notes.

(g)   Solicitation.  The Buyer is unaware of, is in no way relying on, and did not become aware of the offering of the Notes through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Notes and is not subscribing for the Notes and did not become aware of the offering of the Notes through or as a result of any seminar or meeting to which the Buyer was invited by, or any solicitation of a subscription by, a person not previously known to the Buyer in connection with investments in securities generally.

(h)   Brokerage Fees.  The Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby (other than commissions to be paid by the Company to the Brokers).

(i)   Buyer’s Advisors.  The Buyer and the Buyer’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Notes to evaluate the merits and risks of an investment in the Notes and the Company and to make an informed investment decision with respect thereto.

(j)   Buyer Liquidity.  Each Buyer has adequate means of providing for such Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Notes for an indefinite period of time, and after purchasing the Notes the Buyer will be able to provide for any foreseeable current needs and possible personal contingencies.  The Buyer must bear and acknowledges the substantial economic risks of the investment in the Notes including the risk of illiquidity and the risk of a complete loss of this investment.

(k)   High Risk Investment.  The Buyer is aware that an investment in the Notes, and upon closing of the Merger and conversion of the Notes, the Conversion Shares, involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Notes, and upon conversion of the Notes, the Conversion Shares.  Buyer acknowledges that, among other things, while the Company and its subsidiaries have entered into the Security Agreement with the Collateral Agent (as defined below), pursuant to which the Company and its subsidiaries have granted and conveyed to the Collateral Agent, for the benefit of the Buyers, a security interest in all of the tangible and intangible assets of the Company and its subsidiaries, as security for the full and timely repayment of the Notes, which shall be governed by the laws of the State of New York, neither Company nor the Collateral Agent has, and neither of them intends to, (A) review, research or obtain any report or opinion on the title of the Company and its subsidiaries to any assets, or (B) take any action to perfect any security interest in any assets of the Company’s subsidiaries in any jurisdiction outside of the United States of America.

(l)   Reliance on Exemptions.  Each Buyer understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

(m)   Information.  Each Buyer and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Buyer requested and deemed material to making an informed investment decision regarding its purchase of the Notes.  Each Buyer and its Advisors have been afforded the opportunity to review such documents and materials and the information contained therein.  Each Buyer and its Advisors have been afforded the opportunity to ask questions of the Company and its management.  Each Buyer understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s and its subsidiaries’ business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company.  Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control.  Additionally, the Buyer understands and represents that he is purchasing the Notes notwithstanding the fact that the Company and its subsidiaries may disclose in the future certain material information the Subscriber has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its Advisors shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Notes.

(n)   No Other Representations or Information.  In evaluating the suitability of an investment in the Notes, the Buyer has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Agreement.  No oral or written representations have been made, or oral or written information furnished, to the Buyer or its Advisors, if any, in connection with the offering of the Notes.

(o)   No Governmental Review.  Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes (or the Conversion Shares), or the fairness or suitability of the investment in the Notes (or the Conversion Shares), nor have such authorities passed upon or endorsed the merits of the offering of the Notes (or the Conversion Shares).

(p)   Transfer or Resale.  Each Buyer understands that: (i) the Notes have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise set forth in this Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares to the extent specifically set forth under this Agreement.  There can be no assurance that there will be any market or resale for the Notes (or the Conversion Shares), nor can there be any assurance that the Notes (or the Conversion Shares) will be freely transferable at any time in the foreseeable future.

(q)   Legends.  Each Buyer understands that the certificates or other instruments representing the Notes (and the Conversion Shares) shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

For U.S. Persons:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

For Non-U.S. Persons:

THESE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

The legend set forth above shall be removed and the Company within three (3) business days shall issue, or cause to be issued, a certificate without such legend to the holder of the Notes (and if applicable, the Conversion Shares) upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Buyer or its broker make the necessary representations and warranties to the transfer agent for the Pubco Common Stock that it has complied with the prospectus delivery requirements in connection with a sale transaction, provided the Notes (and the Conversion Shares) are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company or Pubco, as the case may be, with an opinion of counsel satisfactory to the Company or Pubco, as the case may be, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Notes (or the Conversion Shares) may be made without registration under the Securities Act.

(r)   Organization and Standing of Buyer.   If such Buyer is an entity, it is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(s)   Authorization, Enforcement.  Such Buyer has the requisite power and authority to enter into and perform this Agreement, the other Subscription Documents, the Transactions and to purchase the Notes being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Subscription Documents by such Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement and the other Subscription Documents have been duly authorized, executed and delivered by such Buyer and upon execution of this Agreement and the Subscription Documents by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Buyer enforceable against such Buyer in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(t)    No Conflicts.  The execution, delivery and performance of this Agreement and the other Subscription Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if the Buyer is not an individual, result in a violation of such Buyer’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Buyer).  Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Subscription Documents or to purchase the Notes in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(u)   Receipt of Documents.  Each Buyer, its counsel and/or its Advisors have received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; each Buyer has received answers to all questions such Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(v)   Pubco.  Each Buyer acknowledges and agrees that no consent of Buyer to the identity of Pubco will be required, provided that at the time of the Merger:

(i)        Pubco is a corporation incorporated and in good standing in a state of the United States;

(ii)       the Pubco Common stock is quoted on the OTC Markets or listed on a U.S. national securities exchange and not subject to any notice of suspension or delisting;

(iii)      Pubco has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or exempt from registration;

(iv)     Pubco is not in violation or breach of, conflict with, in default under (with or without the passage of time or the giving of notice or both) any provisions of (a) Pubco incorporation documents or (b) any mortgage, indenture, lease, license or any other agreement or instrument;

(v)      no order suspending the effectiveness of any registration statement of Pubco under the Securities Act or the Exchange Act has been issued by the U.S. Securities and Exchange Commission (the “SEC”) and, to Pubco’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC;

(vi)     Pubco is not and has not, and the past and present officers, directors and affiliates of Pubco are not and have not, been the subject of, nor does any officer or director of Pubco have any reason to believe that Pubco or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(vii)    Pubco is not and has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation (litigation shall be deemed “material” if the amount at issue exceeds the lesser of US$10,000 per matter or US$25,000 in the aggregate);

(viii)   Pubco has not, and the past and present officers, directors and affiliates of Pubco have not, been the subject of, nor does any officer or director of Pubco have any reason to believe that Pubco or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency;

(ix)      After giving effect to the Split-Off but prior to giving effect to the Merger, Pubco does not have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable; and

(x)       the issued and outstanding share capital of Pubco, immediately prior to Merger, has been duly authorized and is validly issued, are fully paid, non-assessable, and has been issued in accordance with all applicable laws, including, but not limited to, the Securities Act.

(w)   Each Buyer understands that prior to the Merger, Pubco will be a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that upon the filing of a Current Report on Form 8-K reporting the consummation of the Merger and the Transactions and otherwise containing Form 10 information discussed below, Pubco will cease to be a shell company.  Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after post-Merger Pubco (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, post-Merger Pubco is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

(x)   Confidentiality.  Each Buyer acknowledges and agrees that all of the information received by it in connection with the transactions contemplated by this Agreement and the other Transactions is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Buyer for the sole purpose of enabling the Buyer to consider and evaluate an investment in the Notes.  The Buyer agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Notes, will not, directly or indirectly, trade or permit the Buyer’s agents, representatives or affiliates to trade in any securities of the Company or Pubco (from the moment such Buyer has learned the identity of Pubco) while in possession of such information and will not, directly or indirectly, disclose or permit the Buyer’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent.  The Buyer shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Buyer’s agreement to not disclose such information, to not trade in the Company’s or Pubco’s (from the moment such Buyer has learned the identity of Pubco) securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives.  Likewise, without the Company’s prior written consent, the Buyer will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.  The Company acknowledges that the information covered by this Section 2(v) will no longer be deemed material, non-public information under Regulation FD upon termination of this Agreement.

(y)   No Legal Advice from the Company.  Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax Advisors.  Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(z)   No Group Participation.  Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other person, including any other Buyer, with respect to its acquisition of the Notes (and the Conversion Shares).

(aa)          Reliance.  Any information which the Buyer has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of securities as described in the Transmittal Letter.  The Buyer further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes.  Within five (5) days after receipt of a request from the Company or any Broker, the Buyer will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.

(bb)         (For ERISA plan Buyers only).  The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Buyer fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Buyer fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(cc)          Anti-Money Laundering; OFAC.

                                (i)   [The Buyer should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Buyer represents that the amounts invested by it in the Company in the Notes were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations.  U.S. federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

                                (ii)   To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations.  The Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Buyer, either by prohibiting additional subscriptions from the Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Buyer’s identity to OFAC.  The Buyer further acknowledges that the Company may, by written notice to the Buyer, suspend the redemption rights, if any, of the Buyer if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

                                (iii)          To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

        (iv)   If the Buyer is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)   Organization and Qualification.  The Company and each of its subsidiaries is a corporation or other business entity duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below.  Each subsidiary of the Company is identified on Schedule 3(a) attached hereto.

(b)   Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company and each of its subsidiaries that is party to this Agreement or any of the Note Documents has the requisite corporate power and authority to enter into and perform, as the case may be, under this Agreement and Escrow Agreement, all Note Documents and all other agreements and documents that are exhibits hereto and thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby  and thereby to which it is a party and to issue the Notes (and the Conversion Shares) in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Note Documents by the Company and each such subsidiary and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes (and the Conversion Shares) have been duly authorized by the Company’s or such subsidiary’s Board of Directors, and no further consent or authorization is required by the Company or such subsidiary, their respective Board of Directors or their respective stockholders, (iii) this Agreement and the Note Documents will be duly executed and delivered by the Company and each of its subsidiaries that is party thereto, (iv) this Agreement and the Note Documents when executed will constitute the valid and binding obligations of the Company and each of its subsidiaries that is party thereto enforceable against the Company and each such subsidiary in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

2
A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4
A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(c)   Capitalization.  The capital structure of the Company is set forth on Schedule 3(c) hereto.  All of the outstanding units of membership interest in the Company (the “Membership Units”) have been duly authorized, validly issued and are fully paid and nonassessable.  No Membership Units of the Company or any of its subsidiaries are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  As of the date of this Agreement, except as set forth on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities other than as set forth in Schedule 3(c) hereto, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes as described in this Agreement.  The Notes (and the Conversion Shares) when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under applicable securities laws as a result of the issuance of the Notes).  Except as set forth on Schedule 3(c), no co-sale right, right of first refusal or other similar right exists with respect to the Notes (or the Conversion Shares) or the issuance and sale thereof.  The issue and sale of the Notes (and the Conversion Shares) will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities.  The Company has made available to the Buyer true and correct copies of the Company’s Certificate of Formation, and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Operating Agreement, as in effect on the date hereof (the “Operating Agreement”), and the terms of all securities exercisable for Company Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)   Issuance of Securities.  The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.  Upon conversion of the Notes in accordance with the Transaction Documents, the Conversion Shares will be duly issued, fully paid and nonassessable.

(e)   No Conflicts.  The execution, delivery and performance of this Agreement and the Note Documents by the Company and each of its subsidiaries that is party hereto or thereto, and the consummation by the Company and each of its subsidiaries that is party hereto or thereto of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Formation or the Operating Agreement (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under its constitutive documents.  Except as set forth in Schedule 3(e), and except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Note Documents in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)   Absence of Litigation.  Except as set forth on Schedule 3(f), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or any subsidiary, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company or any of its subsidiaries to perform its obligations under, this Agreement, any of the Note Documents or the Transaction Documents, or (ii) have a Material Adverse Effect.

(g)   Acknowledgment Regarding Buyer’s Purchase of the Notes.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement, the Note Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Note Documents and the transactions contemplated hereby and thereby and any advice given by such Buyer or any of their respective representatives or agents in connection with this Agreement, the Note Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Notes (and the Conversion Shares).  The Company further represents to the Buyers that the Company’s decision to enter into this Agreement and the Note Documents has been based solely on the independent evaluation by the Company and its representatives.

(h)   No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes (or the Conversion Shares).

(i)   No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Notes under the Securities Act or cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j)   Employee Relations.  Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened.  Neither Company nor any subsidiary is party to any collective bargaining agreement.  None of the Company’s or its subsidiaries’ employees is a member of a union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

(k)   Intellectual Property Rights.  The Company owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for such conflicts that would not result in a Material Adverse Effect.  Neither Company nor any subsidiary has received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.

(l)   Environmental Laws.

          (i)  The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

          (ii)  To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

          (iii)  The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval.

(m)   Title.  Except as set forth on Schedule 3(m), each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 3(m), with respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(n)   No Material Adverse Breaches, etc.  Neither Company nor any subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect.  Neither Company nor any subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(o)   Tax Status.  Except as set forth in Schedule 3(o), the Company and each subsidiary has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as set forth in Schedule 3(o), there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(p)   Certain Transactions.  Except as set forth in Schedule 3(p), and except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q)   Rights of First Refusal.  Except as set forth on Schedule 3(q), the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(r)   Reliance.  The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Notes.  The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyers would not enter into this Agreement.

(s)   Brokers’ Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of certain fees to Omni View Capital LLC.

4.             COVENANTS AND OTHER AGREEMENTS.

(a)   Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)   Form D.  The Company agrees to file a Form D with respect to the offer and sale of the Notes as required under Regulation D.  The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Notes (and the Conversion Shares), or obtain an exemption for the Notes (and the Conversion Shares) for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States.

(c)   Use of Proceeds.  The Company shall use 100% of the net proceeds from the sale of the Notes (after deducting fees and expenses (including legal fees and expenses and fees payable to the Escrow Agent and the Collateral Agent) (i) to pay fees and expenses (including legal fees and expenses) related to the Merger and (ii) for general working capital purposes.

(d)   Corporate Existence.  So long as any of the Notes remain outstanding, the Company shall not, and shall cause each of its subsidiaries not to, directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of its assets, enter into a change of control transaction, or any similar transaction or related transactions (each such transaction, an “Organizational Change”), other than the Merger and the Split-Off, unless, prior to the consummation of such an Organizational Change, the Company obtains the written consent of each Buyer.  In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(d) will thereafter be applicable to the Notes.

(e)   Resales Absent Effective Registration Statement.  Each of the Buyers understands and acknowledges that (i) this Agreement and the agreements contemplated hereby may require the Company to cause Pubco to issue and deliver the Conversion Shares to the Buyers with legends restricting their transferability under the Securities Act, and (ii) it is aware that resales of such Conversion Shares may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering such Buyer’s resale(s) or an applicable exemption from registration.

(f)   Variable Rate Transactions.  From the date hereof and so long as the Notes remain outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Membership Units or Membership Units Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction.  “Membership Units Equivalents” means any securities of the Company or any of its subsidiaries that would entitle the holder thereof to acquire at any time Membership Units, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Membership Units. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Membership Units either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Membership Units at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Membership Units or (ii) issues or sells any amortizing convertible security that amortizes prior to its maturity date, whereby it is required to or has the option to (or the investor in such security has the option to require the Company to) make such amortization payments in Membership Units (whether or not such payments in stock are subject to certain equity conditions) any or (iii) enters into any agreement, including, but not limited to, an equity line of credit, whereby it may sell securities at a future determined price.  Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

                                (g)   The Company and the Buyer(s) agree that the Security Agreement dated as of June 4, 2013 (the “Security Agreement”) by and between the Company and OmniView Capital, LLC in its capacity as the collateral agent (the “Collateral Agent”) shall hereby be amended so that the Notes purchased hereunder shall be secured pari passu with the notes referenced therein as an inducement for the Buyers to extend the loans evidenced by the Notes.  Accordingly, each of the Buyers will be granted a second priority security interest (subordinated only to a credit facility of not less than $5,000,000 to be obtained by the Company before completing the Merger (the “Credit Facility”) in assets of the Company as set forth in the Security Agreement, and the Company shall take all steps necessary to perfect the Subscribers’ security interests with respect to the Notes and will execute such other agreements, documents and financing statements as may be reasonably necessary, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers.

5.              CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to the Buyer(s) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)   Each Buyer shall have executed this Agreement and the required Subscription Documents and delivered them to the Company.

(b)   The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Notes in respective amounts as set forth on the signature page(s) affixed hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)   The representations and warranties of the Buyer(s) contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Date.

6.   CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)   The obligation of the Buyer(s) hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

               (i)  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                                (ii)  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes, all of which shall be in full force and effect.

                                (iii)     The Buyers shall have received a certificate, executed by the President or Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                                (iv)     The Company shall have executed and delivered to the Buyers the Notes in the respective amounts set forth on the Buyer Omnibus Signature Pages affixed hereto.

                                (v)      The Company and each subsidiary of the Company shall have delivered to the Buyers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement and (in the case of the Company) the issuance of the Notes, certifying the current versions of its Certificate of Formation and Operating Agreement (or equivalent documents) and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company.  The foregoing certificate shall only be required to be delivered on the first Closing Date, unless any information contained in the certificate has changed.

                                (vi)    The Company shall have performed and complied in all material respects with all agreements, covenants and conditions to closing required to be performed and complied by it or them under the Security Agreement, unless such agreements, covenants and conditions have been waived by the Buyers.

7.             INDEMNIFICATION; COLLATERAL AGENT.

                                (a)   Indemnification of Buyers.  In consideration of the Buyer’s execution and delivery of this Agreement and purchase of the Notes (and if applicable, the Conversion Shares) hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Notes (and if applicable, the Conversion Shares), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any material misrepresentation by Company or any material breach of any covenant, agreement, obligation, representation or warranty by the Company contained in this Agreement or the Note Documents, or (b) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)   Indemnification of the Company.  Each of the Buyers agrees to indemnify and hold harmless the Company and its respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and disbursements, and any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Buyer of any covenant or agreement made by the Buyer herein or in any other document delivered in connection with this Agreement or the Note Documents.

(c)   Authority of Collateral Agent.  Each Buyer hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Agreement, together with such powers as are reasonably incidental thereto, and grants and affirms the immunities and indemnities provided to the Collateral Agent Related Persons (as defined below) and its affiliates in each of the Security Agreement.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Security Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the Security Agreement or otherwise exist against the Collateral Agent. Each Buyer acknowledges that none of the Collateral Agent Related Persons has made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Collateral Agent-Related Person to any Buyer.  Each Buyer represents to the Collateral Agent that it has, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Agreement and to invest in the Notes.  Each Buyer also represents that it will, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Note Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company.  Except for notices, reports and other documents expressly herein required to be furnished to the Buyers by the Collateral Agent, the Collateral Agent shall not have any duty or responsibility to provide any Buyer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Collateral Agent Related Persons.  “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

8.             GOVERNING LAW: MISCELLANEOUS.

(a)   Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

(b)   Irrevocable Subscription.  Each of the Buyers hereby acknowledges and agrees that the subscription hereunder is irrevocable by such Buyer, except as required by applicable law, and that this Agreement shall survive the death or disability of the Buyer and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Buyer is more than one person, the obligations of the Buyer hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

(c)   Expenses.  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraises or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)   Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

(e)   Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)   Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g)   Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including any term sheet), and this Agreement, the Note Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(h)   Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) upon receipt when sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Starstream Entertainment, LLC 100 Sky Park Drive Monterey, California 93940 Attn: Managing Member Facsimile:

With a copy to (which copy should not constitute a notice hereunder):	Ofsink, LLC 900 Third Avenue, 5th Floor New York, NY 10022 Attn: Darren L. Ofsink, Esq. Facsimile: 646-224-9844

If to the Buyer(s), to its address and facsimile number set forth on the Buyer Omnibus Signature Page affixed hereto.  Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(i)   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company may assign this Agreement and its rights and obligations hereunder and under the Notes to Pubco without the consent of any Buyer if simultaneously therewith the Company enters into a note payable to Pubco in the aggregate principal amount of all outstanding Notes, for a term equal to the term of the Notes, and bearing interest at the same rate as the Notes, and other appropriate documentation to provide the holders of the Notes with the rights and benefits provided by the Note Documents.

(j)   No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k)   Survival.  Unless this Agreement is terminated under Section 9(n), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 9, and the indemnification provisions set forth in Section 7, shall survive the Closing for a period of two (2) years following the date on which the Notes are repaid in full or converted as provided in the Transactions.  The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(l)   Publicity.  The Company shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other party; and the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.

(m)   Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)   Termination.  In the event that the initial Closing shall not have occurred by July 30, 2013 (the “Closing Deadline”), either the Company or a Buyer shall have the option to terminate this Agreement by providing five (5) days’ written notice to other parties to the Agreement; provided, however, that the right to terminate this Agreement under this Section 8(n) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the transactions to occur on or before the Closing Deadline.  If this Agreement is terminated pursuant to this Section 8(n), there shall be no liability or obligation on the part of the Buyers or the Company, or any of their respective officers, directors, shareholders, agents or affiliates, except that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved of or released from any liabilities or damages arising out of its material breach of or material failure to perform its obligations under this Agreement.

(o)   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p)   Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(q)   ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since May 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at US$1 trillion a year.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

[Signature Page Follows]

 IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

STARSTREAM ENTERTAINMENT, LLC

Date	By:
Name:
Title:

BUYERS:

The Buyers executing the Signature Page and the Subscription Documents in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Acknowledged and Agreed to with respect to Section 4(g):

COLLATERAL AGENT:

OMNIVIEW CAPITAL, LLC

Date	By:
Name:
Title:

 [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Annex A

BUYER SIGNATURE PAGE
to
Securities Purchase Agreement

The undersigned, desiring to enter into the Securities Purchase Agreement, dated as of [____________], 2013 (the “Securities Purchase Agreement”), between the undersigned, Starstream Entertainment, LLC, a Delaware limited liability company (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, and (ii) purchase the Notes of the Company as set forth below, hereby agrees to purchase such Notes from the Company and further agrees to join the Securities Purchase Agreement as a party thereto, with all the rights and privileges pertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Buyer’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer.

The Buyer hereby elects to purchase US$____________ principal amount of Notes (to be completed by the Buyer) under the Securities Purchase Agreement.

BUYER (individual)	BUYER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

DATED:

SCHEDULE I

SCHEDULE OF BUYERS

Closing Date	Name	Amount of Subscription

STARSTREAM ENTERTAINMENT, LLC
ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only
(all Individual Investors must INITIAL where appropriate):

Initial _______
I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______
I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Starstream Entertainment, LLC

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

STARSTREAM ENTERTAINMENT

For Non-U.S. Person Investors
(all Investors who are not a U.S. Person must INITIAL this section):

Initial _______	The investor is not a “U.S. Person” as defined in Regulation S; and specifically the investor is not:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.	a partnership or corporation organized or incorporated under the laws of the United States;

C.	an estate of which any executor or administrator is a U.S. Person;

D.	a trust of which any trustee is a U.S. Person;

E.	an agency or branch of a foreign entity located in the United States;

F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

H.
a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the investor was not offered the securities in the United States;

J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and

K.
the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

STARSTREAM ENTERTAINMENT, LLC
Investor Profile
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:
Net Worth*:

Tax Bracket:	_____ 15% or below	_____ 25% - 27.5%	_____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address:  ______________________________________________

Section C – Form of Payment –Wire Transfer

____ Check payable to Ofsink, LLC, as Escrow Agent for the Company.

____ Wire funds from my outside account according to Section 1(a) of the Securities Purchase Agreement.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ____

Investor Signature	Date

*           For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since May 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws.  As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM
The following is required in accordance with the AML provision of the USA PATRIOT ACT.
(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID# OF INVESTOR:

FOR INVESTORS WHO ARE INDIVIDUALS:

YEARLY INCOME:	AGE:

NET WORTH:	*

*
For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

OCCUPATION:

ADDRESS OF EMPLOYER:

INVESTMENT OBJECTIVE(S):

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.
Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature.  The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.
If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date: